SHAREHOLDERS' MEETING

SPECIAL SHAREHOLDERS' MEETING

On December 17, 1998, a special shareholders' meeting was held and adjourned to January 15, 1999. Kemper-Dreman High Return Equity Fund shareholders were asked to vote on three separate issues: approval of the new Investment Management Agreement between the fund and Scudder Kemper Investments, Inc., approval of the new Sub-Advisory Agreement between Scudder Kemper Investments, Inc. and Dreman Value Management, L.L.C. and to modify or eliminate certain policies and to eliminate the shareholder approval requirements as to certain other matters. The following are the results.

1) Approval of the new Investment Management Agreement between the fund and Scudder Kemper Investments, Inc. This item was approved.

         For       Against     Abstain
      87,373,033   1,170,335  2,842,649

2) Approval of the new Sub-Advisory Agreement between Scudder Kemper Investments, Inc. and Dreman Value Management, L.L.C., as applicable. This item was approved.

         For       Against     Abstain
      86,690,079   1,044,654  3,651,283

3) To modify or eliminate certain policies and to eliminate the shareholder approval requirements as to certain other matters. These items were approved.

      Diversification
         For       Against     Abstain
      59,524,975   3,806,849  7,616,958

      Borrowing
         For       Against     Abstain
      59,486,488   3,845,603  7,616,691

      Senior securities
         For       Against     Abstain
      59,530,338   3,802,253  7,616,192

      Concentration
         For       Against     Abstain
      59,523,355   3,809,236  7,616,192

      Underwriting of securities
         For       Against     Abstain
      59,520,199   3,813,466  7,615,117

      Investment in real estate
         For       Against     Abstain
      59,511,117   3,822,549  7,615,117

      Purchase of commodities
         For       Against     Abstain
      59,469,996   3,863,670  7,615,117

      Lending
         For       Against     Abstain
      59,513,052   3,820,613  7,615,117

      Margin purchases and short sales
         For       Against     Abstain
      59,416,680   3,917,020  7,615,082

      Pledging of assets
         For       Against     Abstain
      59,424,122   3,907,310  7,617,351

       Restricted and illiquid securities
          For       Against      Abstain
      59,448,199   3,884,426   7,616,157

      Investment in mineral exploration
         For       Against     Abstain
      59,418,705   3,913,801  7,616,276





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